SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 14, 2011

AMERITYRE CORPORATION

(Exact name of registrant as specified in its charter)

NEVADA	000-50053	87-0535207
(State or other jurisdiction	(Commission File Number)	(IRS Employer ID No.)
of incorporation)

1501 Industrial Road, Boulder City, Nevada  89005

(Address of principal executive office)

Registrant's telephone number, including area code: (702) 294-2689

Copies to:

John C. Thompson, Esq.

1371 East 2100 South, #202

Salt Lake City, Utah 84105

Phone: (801) 363-4854

Fax: (801) 606-2855

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

The Board of Directors of Amerityre Corporation (the “Company”) has appointed John J. Goldberg and L. Wayne Arnett as members of the board effective March 14, 2011. There is no arrangement or understanding between Mr. Goldberg or Mr. Arnett and any other persons pursuant to which either was selected as a director. The board of directors has not yet determined on which committees of the board Mr. Goldberg and Mr. Arnett will serve.

John Goldberg has worked in institutional investing since 1997. He is currently a Managing Partner of Goldberg Advisers, LLC, an advisor to a natural resource focused limited partnership, a position he has held since July 2004. Prior to Goldberg Advisers, Mr. Goldberg worked from October 2000 through June 2004 as a Portfolio Manager at Hahn Capital Management, a San Francisco based, mid-cap value, institutional and private client money manager. Mr. Goldberg worked as an Equity Research Analyst for Wells Capital Management from September 1997 through September 2000. Prior to his career in money management and equity research, Mr. Goldberg worked as a banker for Wells Fargo & Company from 1991 to 1997.

Mr. Goldberg received the Chartered Financial Analyst designation in 2000. He has completed course work in finance and accounting at the University of California at Berkeley and training programs at Wells Fargo Bank. Mr. Goldberg received a BA in Philosophy from Lehigh University in 1989.

Wayne Arnett is a financial executive with 30 years of experience in operations, finance, accounting, and computer technology. He has an in-depth knowledge of GAAP accounting and SEC reporting, forecasting and budgeting, policy and procedure development, human resources, risk management, banking and capital financing, account management, facility and operations management, and information systems.

Since October 2009, Mr. Arnett has operated his own consulting firm, Arnett & Company, providing a broad spectrum of business services and support to clients in various industries.  From March 1997 to October 2009, he served as Senior Vice President - Finance & Technology/Chief Financial Officer for 30sixty Advertising & Design, Inc., an advertising agency that provided services to the major film studios. From December 1994 to March 1997, Mr. Arnett was Vice President and Chief Financial Officer for Hyperion Entertainment, a TV and feature-film production company.  Prior to December 1994, Mr. Arnett held various Chief Financial Officer and Controller positions with The Valencia Consulting Group, PSI (a Kohlberg & Co. investment), Waste Management and Marshall Industries.  From January 1981 to July 1987, he served in the Audit Division at Arthur Andersen & Co., Los Angeles and specialized in manufacturing clients.

Mr. Arnett earned a B.S. in Business Administration (Accounting) from California State University, Northridge in 1981.  Mr. Arnett was accredited by the California State Board of Accountancy as a Certified Public Accountant, and is a veteran of the U.S. Army Corps of Engineers.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.

Dated:  March 17, 2011

AMERITYRE CORPORATION

By: /S/ Michael Kapral

Michael Kapral

Chief Executive Officer and President